Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the reverse acquisition transaction (the "Reverse Acquisition") between RC-1, Inc. ("RC-1") and The Home Integrators Holdings, LLC, ("HIH"). In the Reverse Acquisition, RC-1 issued 90,000,000 shares of its common stock to the unit holders of HIH in exchange for all of the issued and outstanding Class A units of HIH, which resulted in HIH becoming a wholly owned subsidiary of RC-1. As owners and management of HIH have voting and operating control of RC-1 following the Reverse Acquisition, the transaction is accounted for as a reverse acquisition.

The unaudited pro forma consolidated financial statements presented below are prepared by applying the acquisition method of accounting to a business combination that is a reverse acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Acquisition are described in the accompanying unaudited notes presented on the following pages. The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, present the combined results of operations as if the Reverse Acquisition had occurred on January 1, 2020. The unaudited pro forma consolidated balance sheet at December 31, 2020 is prepared assuming the Reverse Acquisition occurred on December 31, 2020.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had RC-1 and HIH been a combined company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, HIH's audited financial statements for the period since inception (January 27, 2020) ended December 31, 2020, and RC-1's audited financial statements for the year ended December 31, 2020, as included in its Annual Report on Form 10K for the year ended December 31, 2020.

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Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2020

	RC-1 Inc	The Home Integrators Holdings, LLC	Pro Forma Adjustments	Note	Pro Forma Condensed Consolidated
Revenues	$130,635	$372,751	–		$503,386
Cost of Sales	–	228,831	–		228,831
Income from operations	130,635	143,920	–		274,555

Other Expense
Operating expenses	138,662	311,420			450,082
Interest and other expense	7,274	1,520	–		8,794
Total other expense	145,936	312,940	–		458,876
Loss before income taxes	(15,301)	(169,020)	–		(184,321)
Provision for income taxes	–	–	–		–
Net Loss	$(15,301)	$(169,020)	–		$(184,321)
Basic and diluted net loss per share	$0.00				$0.00
Weighted average shares/units outstanding	13,929,5811				92,789,474

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Unaudited Pro Forma Consolidated Condensed Balance Sheet at December 31, 2020

Assets	RC-1 Inc	The Home Integrators Holdings, LLC	Pro Forma Adjustments	Note	Pro Forma Condensed Consolidated
Current Assets	$55,075	$60,320	(55,075)	C)	$60,320
Other Assets	4,954	31,114	(4,954)	C)	31,114
Goodwill	–	–	2,856,768	A)
	–	–	(2,856,768)	C)	–
Total Assets	$60,029	$91,434	$(60,029)		$91,434
Liabilities
Accounts Payable & Other Current Liabilities	$286,197	$130,467	$(286,197)	C)	$130,467
Loans Payable	130,600	100,768	(130,600)	C)	100,768
Loans Payable noncurrent	–	20,861	–		20,861
Total Liabilities	416,797	252,096	(416,797)		252,096
Equity
Preferred Stock, par value	–	–	10,000	A)	10,000
Common Stock , par value	13,930	–	82,789	A)
			(3,930)	B)	92,789
Common stock issuable	90,000		(90,000)	B)	–
Class A member units	–	25	(25)	A)	–
Class I member units	–	8,333			8,333
Additional paid in capital	2,895,024	–	(82,764)	A)
			93,930	B)
			(10,000)	A)
			(2,998,954)	C)	(102,764)
Accumulated deficit	(3,355,722)	(169,020)	3,355,722	B)	(169,020)
Total Equity	(356,768)	(160,662)	346,768		(160,662)
Total Liabilities & Equity	$60,029	$91,434	$(70,029)		$91,434

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Notes to the Unaudited Pro-Forma Consolidated Condensed Financial Statements

1. Pro Forma Adjustments for the year ended December 31, 2020

None

2. Pro Forma Adjustments at December 31, 2020

The following adjustments were recorded to present the unaudited pro forma consolidated condensed balance sheet as at December 31, 2020, as though the Reverse Acquisition occurred on January 1, 2020:

A) To record the issuance of 82,789,474 shares of common stock pursuant to the Merger Agreement, and related allocation of purchase price to the net assets acquired in the reverse merger.

B) To record the cancellation of 3,929,581 shares of common stock and cancellation of common stock issuable.

C) To record the spin-off of the RC-1 legacy assets and liabilities.

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